EXHIBIT 4.5

Employment agreements – Mr Joseph J Whiteside

The employment agreements of Mr Joseph J Whiteside are incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002 as filed with the Commission on November 26, 2002.